THIS LEASE AGREEMENT, made and entered into this the 19 day of January, 1988, by and between ANN L. SMITH and F. ELMER SMITH, hereinafter referred to as LESSOR, and GWENCO, INC., P. O. BOX 640, Turkey Creek, Kentucky 41570, hereinafter, referred to as LESSEE.

W-I-T-N-E-S-S-E-T-H:

That for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid, receipt of which is hereby acknowledged, and in consideration of the performance and observance of the terms, conditions, covenants, stipulations and agreements as hereinafter set forth to be kept, performed and observed by Lessee, the Parties of the First Part, hereinafter sometimes referred to as LESSORS, do hereby let and lease their one hundred percent (100%) undivided interest in the premises hereinafter described, for the period of time hereinafter set out, and subject to the terms and conditions hereinafter set out, the right and privilege of mining and removing all the merchantable and mineable coal owned by Lessors that can be mined and removed by any and all mining methods around from the Cedar Grove coal seam seam of coal on that certain tract or parcel of land situated in Pike County, Kentucky, located at Slater's Branch of Turkey Creek and more particularly described as follows:

> "FIRST TRACT: Beginning at the mouth of the Bob Branch running with the branch up to a sycamore tree; thence up the point to a haw bush; thence with the point to a red bud bush; thence around the hill to James Ben Slater's line; thence down the hill with James Ben Slater's line to a stone at the bottom; thence to an apple tree at the bank of the river; thence to the river; thence up the river to the beginning."
>
> TRACT NO. 6A: Beginning at a mulberry at an old spring; thence N20W 5-2/5 poles to branch; thence down with branch N76E 4 poles; N 35E 4-3/5 poles to a willow; N85E 7-3/5 poles to a water birch; S 66-1/2E 7-2/5 poles to a stake; N77E 9-1/5 poles to a marked rock; N82E 12 poles to a stake and planted stone, corner to Florence Slater; thence up the hill S10 1/2W 55 poles to stake on top of

A.L.S.
F.E.S.

the hill; S36W 3 poles to White oak and beech; S25 1/2W 3 poles to a beech; S20W 7-1/2 poles to a sarvice S14W 7 poles to a beech; S22W 8-2/5 poles to a birch; S52W 10 1/2 poles to a black oak; S70W 13 1/2 poles to a beech on a knob next to beetree hollow; N7W 7 poles to a chestnut oak; N18W 11-2/5 poles to a hickory; N19W 6 poles to a beech; N14W 9-3/5 poles to a sourwood; N2E 24-1/5 poles to a white oak; N3E 9-4/5 poles to a beech; N5W 15-2/5 poles to the beginning containing acres as shown on plot filed with the Commissioner report in this cause.

"BEGINNING at a large Elm on the bank of Burnt House Branch; thence up the creek in a southerly direction to another Elm tree near the gas well; thence southwest 700 feet to a Hickory tree on the ridge; thence S. 17 degrees E 6-1/5 poles to another Hickory tree; thence S. 22 degrees E. 2-2/5 poles to a Black Gum tree; thence S. 29 degrees E. 4-2/5 poles to a Black Oak tree; S. 31 E. 7-2/5 poles to a Chestnut Oak; S. 43 E. 3 poles to a Chestnut on a cliff; thence down the hill N. 34-1/2 E 7-3/5 poles to a Beech; N 31 E. 7-3/5 poles to a Maple; N. 32 E. 20-3/5 poles to an Ash; N 41 E. 20 poles to an Elm in the Burnt House Branch N. 67 E. 9-3/5 poles to a Lynn; N. 66 E. 10-3/5 poles to a Beech; N. 76 E. 10 poles to a Beech; N. 79 E. 5-1/5 poles to a Sourwood; N. 83 E. 9 poles to a Black Oak; N. 81 E. 4-2/5 poles to a Hickory on top of the hill, thence down the ridge N. 6 W. 13-1/2 poles to a Black Oak; N. 14 W. 9-2/5 poles to a White Oak stump, thence down the hill S. 83 W. 8-2/5 poles to a Chestnut Oak; S. 89-1/2 W. 26 poles to a Beech; S. 77 W. 18 poles to the BEGINNING, containing 11.30 acres more or less."

THE FOLLOWING ARE THE TERMS, CONDITIONS, COVENANTS AND STIPULATIONS OF THIS LEASE AGREEMENT:

(1) TERM

This lease shall become effective on and as of the date hereof and shall continue for an additional term of Three (3) years and shall be renewable for successive additional Three (3) year terms upon Notice by Lessee to Lessor in writing thirty (30) days prior to the expiration of any such term and shall be so renewable until all the mining and merchantable coal is removed from the premises.

It is also understood that the Lessors will be notified when mining begins on the said property and that the Lessors will

A.J.S.
P.H.S.

be furnished a copy of up to date Mine Maps every six (6) months showing all coal mined and removed. Also that James thomas Kinder shall be provided A Job at Any time that he is without A Job. P.M.S. J.E.S. A.L.S.

(2) ROYALTIES

The Lessee shall pay tonnage royalties on all coal mined and removed from the above described boundary by mining methods of One Dollar and Fifty Cents ($1.50) per ton of 2,000 pounds of clean coal, or eight percent (8%) of the selling price F.O.B. mine, whichever is greater. The Lessee shall pay an annual minimum royalty of One Thousand Dollars ($1,000.00) which shall be fully recoupable upon the execution of this agreement and on each anniversary hereof in the event mining activity is not in progress on the premises.

The Lessee shall keep accurate records of all coal mined and removed from the leased premises and shall maintain copies of all weight records, whether scale weights or railroad weights, of coal mined from the Leased premises, and the Lessors or their duly designated agent shall have the right to inspect said records upon reasonable notice during business hours and the Lessee agrees to report all coal mined and removed during any one calendar month by the 30th day of the succeeding month for all coal mined and removed during the preceding calendar month.

In the event that the Lessee has not initiated the production of coal from the property within One (1) year after Lessee obtain the necessary permits to do so, the Lessee will forfeit this Lease. Furthermore, after production has begun on the premises, the Lessee will pay at least Four Hundred Dollars ($400.00) per month to the Lessors for any month as royalties which shall be recoupable for any month in which production does not take place upon the premises.

(3) MINING METHODS

The Lessee agrees to pursue a plan of mining in accordance with a plan projected by a competent engineer and to conduct the mining in a workmanlike manner and in accordance with

A.L.S. P.M.S.

modern and approved mining methods in adherance to the laws and regulations applicable thereto made or promulgated by the State of Kentucky, the United States of America, or any of their respective administrative agencies.

It is further agreed that the Lessors shall have the right at any and all times to enter on the leased premises and to inspect the mine and mine working and shall have the right to make measurements and surveys on the inside of the operations at any time they may desire to do so at their own expense, but not to interfere with mining activities.

(4) TAXES

The Lessee agrees to pay those taxes and assessments against mine equipment or improvements placed on the leased premises by Lessee and the Lessors agree to pay all other taxes assessed against the real or personal property, including the coal or other minerals thereon or therein.

(5) INSURANCE AND INDEMNITY

The Lessee agrees to purchase the full amount of mine liability insurance required by State and Federal Law which shall not be less than ONE MILLION DOLLARS ($1,000,000.00) in coverage. The Lessee shall indemnify Lessors and hold them harmless from any and all liability arising from Lessee's activities hereunder.

(6) RIGHTS TO REMOVE EQUIPMENT

The Lessors agree that upon termination of this Lease, the Lessee shall have the right to remove any and all equipment or improvements placed upon the Leased premises by the Lessee provided all the royalties and taxes required to be paid by the Lessee shall have been paid in full up to that time.

(7) LIEN

The Lessors shall have a lien upon all property of every kind and character belonging to the Lessee and placed upon or used in connection with the Mining operations conducted under the Lease now or in the future, to secure payment of any and all

H.h.J.
B.R.S.

royalties and taxes herein provided to be paid by the Lessee; provided, however, that any such lien shall be subordinated to any lien for purchase money or equipment or machinery purchased by the Lessee and placed upon the Leased premises.

(8) COMPLIANCE WITH LAW

Lessee shall comply with all applicable laws and regulations governing the production of coal, reclamation, and handling of waste material.

(9) TERMINATION

It is mutually understood and agreed that upon the failure on the part of the Lessee to pay any installment of royalties herein provided for or to perform any other covenant or condition herein set forth for a period of ninety (90) days after the same become due, the Lessors shall have the right to terminate and cancel the same and no forbearance or failure to declare a forfeiture or to enter upon or repossess the leased premises on the part of the Lessors shall in any wise waive this provision or prevent the cancellation or termination of this lease and it is further understood and agreed that this right shall be exercised by the Lessors by giving notice in wiring of their intention to declare a forfeiture and unless the royalties in arrears are paid or other breach of covenants has been remedied within thirty (30) days after the giving of such notice, then this Lease shall become terminated and void.

(10) PARTIES BOUND

All of the terms, provisions and conditions of this Lease shall be binding upon the parties hereto, their successors, heirs or assigns whether specifically so stated or not, except as provided in paragraph eleven (11) hereof.

(11) ASSIGNMENT

This agreement shall not be assigned without the prior written consent of Lessors, which consent shall not be unreasonably withheld.

(12) WARRANTY

The Lessors covenant that the Lessee shall have quiet and peaceful possession of the Leased premises during the term of this Lease and any extension thereof and warrant only that they transfer to the Lessee whatever rights which they have to the premises for the purpose expressed herein.

G.N.S.

(13) WHEELAGE RIGHTS

Lessee agrees to pay to Lessors fifteen cents ($.15) per ton of clean coal for the right to haul coal over or under the Leased Premises or through underground haulways during the existence of this lease, or until said hauling shall cease, which the Lessee may mine and remove from adjacent or neighboring property owned or controlled by the Lessee.

IN WITNESS WHEREOF, the parties have hereunto subscribed their names this day and year first above written:

LESSORS:

Anna Lois Smith
ANN L. SMITH

Forest Elmer Smith
F. ELMER SMITH

LESSEE:

GWENCO, INC.

BY: Paul Neil Slater
PRESIDENT

STATE OF KENTUCKY

COUNTY OF PIKE

The foregoing Lease Agreement was Acknowledged before me this 19 day of January 1988, by ANNA LOIS SMITH and F. ELMER SMITH, to be their free act and deed.

My Commission expires 3-20-1988.

James B. Pruitt Jr.
NOTARY PUBLIC

STATE OF KENTUCKY

COUNTY OF PIKE

The foregoing Lease Agreement was Acknowledged before me, this 19 day of January 1988, by PAUL NEIL SLATER, President of Gwenco, Inc., to be his free act and deed.

My Commission expires 3-20-1988.

James B. Pruitt Jr.
NOTARY PUBLIC

This instrument was prepared by
Pruitt and de Bourbon Law Firm,
Pikeville, Kentucky 41501.

James B. Pruitt Jr.

STATE OF KENTUCKY 10:01 A.M.
COUNTY OF PIKE Clerk's Certificate of Lodgment and Record

I, LILLIAN PEARL ELLIOTT, County Clerk for the County and State aforesaid, certify that the foregoing Lease Agmt was on the 24th day of August, 19 90, lodged for record, whereupon the same with the foregoing and this certificate have been duly recorded in my office.

Witness my hand this 27th day of August, 1990

LILLIAN PEARL ELLIOTT, Clerk

By Glenda Hall, D.C.

BOOK 640 PAGE 302

AMENDMENT OF LEASE

THIS AMENDMENT, made and entered into by and between Ann L. Smith and F. Elmer ~~E.~~ Smith, parties of the first part, and Gwenco, Inc., party of the second part. KY Rt 292, Turkey Ck Rd, P.O. Box 640, Turkey Ck, 415

WHEREAS, by written agreement between the parties hereto dated January 19, 1988, herein referred to as the "Lease", party of the first part leased certain real properties for the purpose of mining certain seams and veins of coal therein; and

WHEREAS, the parties have mutually agreed to amend the Lease as hereinafter set out, the parties agree as follows:

That for and in consideration of the mutual promises of the parties, each to the other as hereinafter set out, the parties hereto agree to amend the Lease as follows:

The parties hereby amend the first full paragraph of the lease to provide that the Lease includes all seams of coal contained within the property described in the Lease.

EXECUTED on this 17TH day of August, 1990.

Anna Lois Slater Smith
Ann L. Smith

Forrest Elmer Smith
F. Elmer ~~E.~~ Smith

Gwenco, Inc.,
a Kentucky corporation.

By Paul J. Slater
Its President

State of Kentucky
County of Pike

I, Audrey R Lewis, a notary public in and for the County and State aforesaid, do hereby certify that the foregoing instrument was produced, subscribed, sworn to, and acknowledged before me by Ann L. Smith who acknowledged the same to be her voluntary act and deed.

In witness whereof, I have hereunto set my hand this 17th day of August, 1990.

My commission expires: My Commission Expires Oct. 30, 1991

Audrey R. Lewis
Notary Public

State of Kentucky
County of Pike

I, Audrey R. Lewis, a notary public in and for the County and State aforesaid, do hereby certify that the foregoing instrument was produced, subscribed, sworn to, and acknowledged before me by Elmer F. Smith who acknowledged the same to be his voluntary act and deed.

In witness whereof, I have hereunto set my hand this 17th day of August, 1990.

My commission expires: My Commission Expires Oct. 30, 1991

Audrey R. Lewis
Notary Public

State of Kentucky
County of Pike

I, Audrey R Lewis, a notary public in and for the County and State aforesaid, do hereby certify that the foregoing instrument was produced, subscribed, sworn to, and acknowledged before me by Paul Neil Slater, as President of Gwenco, Inc. who acknowledged the same to be Gwenco, Inc.'s voluntary act and deed.

In witness whereof, I have hereunto set my hand this 17th day of August, 1990.

My commission expires: My Commission Expires Oct. 30, 1991

Audrey R. Lewis
Notary Public

This instrument was prepared by:

L. Frederick Williams, Jr.
Huddleston, Bolen, Beatty, Porter & Copen
Post Office Box 2185
Huntington, West Virginia 25722

L. Frederick Williams Jr.

STATE OF KENTUCKY 10:02 A.M.

COUNTY OF PIKE Clerk's Certificate of Lodgment and Record

I, LILLIAN PEARL ELLIOTT, County Clerk for the County and State aforesaid, certify that the foregoing Amendment to Lease was on the 24th day of August, 19 90, lodged for record, whereupon the same with the foregoing and this certificate have been duly recorded in my office.

Witness my hand this 27th day of August, 1990.

LILLIAN PEARL ELLIOTT, Clerk

By Glenda Hall, D.C.